Exhibit 99.3

734 Citrus Holdings, LLC

and Subsidiaries

Consolidated Financial Statements

For the year ended June 30, 2014 and the period from

October 19, 2012 (date of inception) through June 30, 2013

734 Citrus Holdings, Inc. and Subsidiaries

Table of Contents

Page
Independent Auditors’ Report	1 – 2
Consolidated Financial Statements
Consolidated Balance Sheets	3 – 4
Consolidated Statements of Operations	5
Consolidated Statements of Changes in Members’ Equity	6
Consolidated Statements of Cash Flows	7
Notes to the Consolidated Financial Statements	8 – 16

Independent Auditors’ Report

Managing Members

734 Citrus Holdings, LLC and Subsidiaries

Frostproof, Florida

We have audited the accompanying consolidated financial statements of 734 Citrus Holdings, LLC and Subsidiaries (the “Company”), which comprise the consolidated balance sheets as of June 30, 2014 and 2013, and the related consolidated statements of operations, changes in members’ equity, and cash flows, for the year ended June 30, 2014 and the period from October 19, 2012 (date of inception) through June 30, 2013 and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 2014 and 2013, and the results of its operations and its cash flows for the year ended June 30, 2014 and the period from October 19, 2012 (date of inception) through June 30, 2013 in accordance with accounting principles generally accepted in the United States of America.

114 N. Tennessee Avenue, Suite 200A   ●   Lakeland, FL 33801   ●   (863) 937-9520   ●   Fax (863) 937-9778

Orlando   ●   Tampa   ●   Winter Haven

www.cfrcpa.com

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Emphasis of Matter

As discussed in Note 18 to the financial statements, the 2013 financial statements have been restated to correct a misstatement. Our opinion is not modified with respect to this matter.

/s/ Cross, Fernandez & Riley, LLP Certified Public Accountants

December 1, 2014

Lakeland, Florida

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734 Citrus Holdings, LLC and Subsidiaries

Consolidated Balance Sheets

June 30,	2014	2013
Assets
Current assets:
Cash and cash equivalents (Note 2)	$241,429	$2,655,104
Restricted cash (Note 2)	–	5,200,034
Accounts receivable (Notes 2 and 16)	4,594,099	858,251
Other receivables	283,119	152,215
Inventories (Note 2)
Unharvested citrus crops	5,197,483	5,711,499
Other	342,564	265,907
Prepaid expenses and other assets	148,840	250,785
Land held for sale (Note 2)	2,832,159	–
Total current assets	13,639,693	15,093,795
Property and equipment, net (Notes 2 and 6)	39,400,826	44,547,372
Other assets:
Restricted proceeds from land sales held in escrow (Note 5)	–	6,861,747
Deferred loan costs, net (Note 7)	380,920	416,449
Investment in agricultural cooperatives (Notes 2 and 8)	333,826	446,199
Other	257,239	7,229
Total other assets	971,985	7,731,624
	$54,012,504	$67,372,791

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734 Citrus Holdings, LLC and Subsidiaries

Consolidated Balance Sheets

June 30,	2014	2013
Liabilities and Members’ Equity
Current liabilities:
Current maturities of term debt (Note 11)	$1,196,111	$1,256,666
Current maturity of capital lease obligation (Notes 11 and 13)	1,763	19,723
Current deferred tax liability (Note 12)	3,134,983	–
Accounts payable	323,545	553,836
Escrow payable (Note 2)	–	5,200,034
Accrued expenses	316,902	450,455
Advance from member (Note 9)	–	605,485
Total current liabilities	4,973,304	8,086,199
Long-term liabilities:
Note payable (Note 10)	3,159,620	2,050,000
Term debt, net of current maturities (Note 11)	26,444,167	27,453,334
Long-term deferred tax liability (Note 12)	3,021,322	–
Capital lease obligation, net of current maturity (Notes 11 and 13)	–	3,439
Contingent consideration arrangement (Notes 2 and 3)	–	6,000,000
Total long-term liabilities	32,625,109	35,506,773
Total liabilities	37,598,413	43,592,972
Commitments and contingencies (Note 17)	–	–
Members’ equity	16,414,091	23,779,819
	$54,012,504	$67,372,791

See notes to consolidated financial statements.

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734 Citrus Holdings, LLC and Subsidiaries

Consolidated Statements of Operations

	Year Ended June 30, 2014	Period from October 19, 2012 (date of inception) through June 30, 2013 Restated
Operating revenues (Notes 2 and 16):
Fruit and other revenues	$15,617,151	$14,380,459
Operating expenses:
Growing, caretaking and other direct costs	10,106,726	3,074,974
Harvesting costs	2,633,729	3,848,401
Purchased fruit (Note 18)	–	5,750,931
Total operating expenses	12,740,455	12,674,306
Gross profit	2,876,696	1,706,153
General and administrative:
General and administrative (Note 15)	1,479,688	1,060,763
Depreciation (Notes 2 and 6)	59,898	55,027
Total general and administrative	1,539,586	1,115,790
Income from operations	1,337,110	590,363
Other income (expense):
Gain on bargain purchase of a business (Note 3 and 18)	–	1,485,799
Gain on settlement of contingent consideration arrangement (Note 2)	6,000,000	–
Interest (Notes 10 and 11)	(1,633,719)	(840,045)
Gain (loss) on sale of assets	101,666	(28,523)
Other income	55,662	104,379
Total other income, net	4,523,609	721,610
Income before provision for income taxes	5,860,719	1,311,973
Provision for income taxes (Note 12)	6,156,305	–
Net income (loss)	$(295,586)	$1,311,973

See notes to consolidated financial statements.

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734 Citrus Holdings, LLC and Subsidiaries

Consolidated Statements of Changes in Members’ Equity

Members’ Equity
Balance, October 19, 2012 (date of inception)	$–
Member contributions (Note 4)	22,467,846
Net income	1,311,973
Balance, June 30, 2013	23,779,819
Equity-based compensation (Note 15)	694,658
Member distributions (Note 5)	(7,764,800)
Net loss	(295,586)
Balance, June 30, 2014	$16,414,091

See notes to consolidated financial statements.

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734 Citrus Holdings, LLC and Subsidiaries

Consolidated Statements of Cash Flows

	Year Ended June 30, 2014	Period from October 19, 2012 (date of inception) through June 30, 2013 Restated
Cash flows from operating activities:
Net income (loss)	$(295,586)	$1,311,973
Adjustments to reconcile net income (loss) to net cash provided (used in) by operating activities:
Depreciation and amortization	1,860,569	1,628,654
Equity-based compensation	694,658	347,329
(Gain) loss on sale of fixed assets	(100,452)	28,523
Deferred income taxes	6,156,305	–
Gain on bargain purchase of a business	–	(1,485,799)
Gain on settlement of contingent consideration arrangement	(6,000,000)	–
Changes in assets and liabilities
Accounts receivable	(3,735,848)	(858,251)
Other receivables	(130,904)	(152,215)
Inventories	437,359	91,076
Prepaid expenses and other assets	101,945	(250,785)
Other	(10)	(7,229)
Accounts payable	(230,291)	553,836
Accrued expenses	(133,553)	450,455
Escrow payable	–	994
Net cash provided by (used in) operating activities	(1,375,808)	1,658,561
Cash flows from investing activities:
Proceeds from sale of property and equipment	959,603	5,331,108
Purchases of property and equipment	(261,470)	(698,183)
Redemption of investment in agricultural cooperatives	112,373	–
Increase in restricted cash	–	(5,200,034)
Restricted proceeds from land sales held in escrow	6,861,747	(6,861,747)
Escrow deposit for land purchase	(250,000)	–
Acquisition of a business	–	(10,937,845)
Net cash provided by (used in) investing activities	7,422,253	(18,366,701)
Cash flows from financing activities:
Net proceeds on revolving note payable	1,109,620	2,050,000
Payments on term debt	(1,178,056)	(290,000)
Payments on capital lease obligation	(21,399)	(9,597)
Payment of loan costs	–	(431,108)
Advance from member	(605,485)	605,485
Member distributions	(7,764,800)	–
Member contributions	–	17,438,464
Net cash provided by (used in) financing activities	(8,460,120)	19,363,244
Net increase (decrease) in cash and cash equivalents	(2,413,675)	2,655,104
Cash and cash equivalents, beginning of year	2,655,104	–
Cash and cash equivalents, end of year	$241,429	$2,655,104

See notes to consolidated financial statements.

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734 Citrus Holdings, LLC and Subsidiaries

Notes to the Consolidated Financial Statements

1.	Nature of Operations

734 Citrus Holdings, LLC, organized on October 19, 2012 (date of inception) and wholly owned subsidiaries, 734 Harvest, LLC, 734 Co-op Groves, LLC, 734 LMC Groves, LLC, and 734 BLP Groves, LLC (herein referred to as the “Company”) are limited liability companies organized under the laws of the State of Florida. There is a single class of membership with each member having limited liability. The Company owns citrus groves located in Central and South Florida. The Company harvests fruit and provides grove caretaking services to several growers.

2.	Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying financial statements have been prepared on a consolidated basis to include the accounts of 734 Citrus Holdings, LLC and all entities the Company controls. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with an original maturity of three months or less to be cash equivalents.

Restricted Cash

Restricted cash relates to an asset purchase agreement and is included in current assets based on the contractual terms of the agreement. An escrow payable is included in current liabilities for the balance of the restricted cash. On July 2, 2013, 50% of the balance, or approximately $2,600,000, was disbursed based on the terms of the agreement. The remaining amount was disbursed on December 31, 2013.

Concentration of Credit Risk

The Company maintains its cash and restricted cash accounts in financial institutions in the States of Florida and New York and, at times, balances may exceed Federal Deposit Insurance Corporation (FDIC) limits. All of the non-interest-bearing cash balances are insured up to $250,000 per depositor at each financial institution, and at June 30, 2014 and 2013, the Company had approximately $235,000 and $2,714,000, respectively, in excess of FDIC insured limits with the financial institutions. The Company has not experienced any losses on these accounts.

The Company markets citrus fruit and extends credit to processors in Central Florida under different arrangements including negotiated price and participation agreements. The Company extends credit to grove caretaking customers in Central and South Florida under various terms on an unsecured basis.

Revenue Recognition

Revenue from citrus crops is recognized at the time the crop is harvested and delivered to the customer. Receivables from crops sold are recorded for the estimated proceeds to be received from the customer. Differences between the estimates and the final realization of revenues can be significant, and the differences between estimated and final results can be either positive or negative. During the periods presented in these financial statements, no material adjustments were made to the reported revenues from the sale of citrus crops.

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Caretaking and harvesting revenues of approximately $123,000 and $359,000 for the year ended June 30, 2014 and the period from October 19, 2012 (date of inception) through June 30, 2013, respectively, which are included in fruit and other revenues in the statement of income, are recognized as the services are provided. Caretaking revenues are primarily from citrus groves owned individually by related parties of the members.

Accounts Receivable

Accounts receivable are customer obligations resulting from the sale of citrus fruit and grove caretaking services. The Company provides for an allowance for doubtful accounts which is estimated based on the Company’s historical losses, existing economic conditions within the industry and the financial stability of its customers. Management believes no allowance for doubtful accounts is necessary at June 30, 2014 and 2013.

Inventories

The costs of growing crops include production costs and certain allocable indirect costs, that are capitalized into inventory until the time of harvest. Such costs are expensed when the crops are harvested and are recorded in growing, caretaking, and other direct costs in the statements of operations. Inventories are stated at the lower of cost or net realizable value. The cost for unharvested citrus crops is based on accumulated production costs incurred during the period from January 1 through the balance sheet date.

Other inventories consist of fuel, spray oil, and palm trees and are valued at the lower of cost or market.

Land Held for Sale

The Company classifies land as held for sale in the period in which all of the following criteria are met: a) management with the appropriate authority commits to a plan to sell the asset, b) the asset is available for immediate sale in its present condition subject only to terms that are usual and customary for sales of such assets, c) an active program to locate a buyer and other actions required to complete the plan of sale have been initiated, d) the sale of the property or asset within one year is probable and will qualify for accounting purposes as a sale, e) the asset is being actively marketed for sale at a price that is reasonable in relation to its current fair value, and f) actions required to complete the plan of sale indicate that it is unlikely that significant changes to the plan will be made or that the plan will be withdrawn.

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the following estimated useful lives:

Years
Office equipment and furniture	5-7
Equipment, irrigation and vehicles	7-15
Buildings and improvements	10-20
Citrus trees	20

Costs of planting and developing citrus groves are capitalized until the groves become commercially productive, at which time the Company ceases capitalization of costs and commences depreciation.

Impairment of Long-Lived Assets

Long-lived assets are evaluated for impairment when events or circumstances indicate that the carrying amounts of the assets may not be recoverable. When any such impairment exists, the related assets will be written down to fair value. No impairment losses were recognized by the Company for the year ended June 30, 2014 and the period from October 19, 2012 (date of inception) through June 30, 2013.

Investments in Agricultural Cooperatives

The Company has various investments in agricultural cooperatives which include per unit retains under base capital or revolving capital plans, patronage refunds and other allocated equities. Investments in agricultural cooperatives are not marketable; therefore, these investments are recorded at cost.

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The Company evaluates, at least annually, whether events or circumstances have occurred that may have a significant adverse effect on the fair value of these investments. No impairment losses on these investments were recognized by the Company for the year ended June 30, 2014 and the period from October 19, 2012 (date of inception) through June 30, 2013.

Contingent Consideration Arrangement

The Company estimates the fair value of contingent consideration arrangements issued in business combinations using various valuation approaches, reflecting the Company’s assessment of the assumptions market participants would use to value the consideration. The fair value of the liability classified as a contingent consideration arrangement is re-measured at each reporting period, with any changes in the fair value recorded as income or expense.

Income Taxes

The Company has elected to be treated as a Corporation for federal income tax purposes beginning October 1, 2013. Consequently, federal income taxes were not payable by the Company up to September 30, 2013. Members were taxed individually on their share of the Company’s earnings. Therefore, no provision or liability for federal income taxes has been included in the financial statements as of June 30, 2013.

The Company identifies and evaluates uncertain tax positions, if any, and recognizes the impact of uncertain tax positions for which there is less than more-likely-than-not probability of the position being upheld when reviewed by the relevant taxing authority. Such positions are deemed to be unrecognized tax benefits and a corresponding liability is established on the balance sheet. The Company has not recognized a liability for uncertain tax positions. If there were an unrecognized tax benefit, the Company would recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. The Company’s open tax years subject to examination by the Internal Revenue Service and the Florida Department of Revenue generally remain open for three years from the date of filing.

From October 1, 2013 and going forward, income taxes are provided for the tax effects of transactions reported in the consolidated financial statements and consists of taxes currently due plus deferred taxes. Deferred taxes are recognized for differences to reflect the net tax effects between the basis of assets and liabilities for consolidated financial statement and income tax purposes. The differences relate primarily to depreciable assets, net operating losses, and differences in the method of account for fruit and other receivables, fruit inventory, prepaid expenses and other assets, accounts payable and accrued expenses. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be deductible or taxable when the assets and liabilities are recovered or settled.

Fair Value of Financial Instruments

FASB ASC Topic 820 “Fair Value Measurements and Disclosure” establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

Level 1 — Valuation based on quoted prices in active markets for identical assets or liabilities.

Level 2 — Valuation based on quoted market prices for similar assets and liabilities in active markets.

Level 3 — Valuation based on unobservable inputs that are supported by little or no market activity, therefore requiring management’s best estimate of what market participants would use as fair values.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management. The respective carrying value of certain on-balance-sheet financial instruments approximates their fair values due to the short-term nature of these instruments. These include cash and cash equivalents, restricted cash, accounts receivable, other receivables, accounts payable, escrow payable, accrued expenses, and advances from Members. The fair value of the Company’s capital lease obligation, note payable and term debt approximate their carrying values based on current rates available to the Company.

The Company’s Level 3 financial instruments consist of a contingent consideration arrangement liability of $0 and $6,000,000 as of June 30, 2014 and 2013, respectively. The contingent consideration arrangement relates to an asset purchase agreement and is included in the long-term liabilities based on the contractual terms of the purchase agreement The

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contingent consideration is payable, up to $6,000,000 to the extent cumulative EBITDA, as defined in the purchase agreement, exceeds $10,000,000 through June 30, 2014. If less than $6,000,000 is paid at the end of fiscal year 2014, the Company will pay to the seller up to an aggregate amount of $6,000,000 to the extent cumulative EBITDA exceeds $15,000,000 through June 30, 2015. The fair value of the liability at June 30, 2013 was estimated by management based on the present value of the expected payments over 24 months. The valuation method used to estimate the fair value of the contingent consideration arrangement included significant unobservable market inputs (Level 3), with key assumptions including the varying probability of achieving revenue targets, and the discount rate based on current lending rates applied to the amount based on the contractual agreement. Management has determined that the fair value of the liability approximates the stated value of $6,000,000 at June 30, 2013. In 2014, the Company estimated that no portion of the liability was expected to be earned and paid out in the future. The write off of the liability was recorded as a gain on settlement of contingent consideration arrangement in the consolidated statements of operations.

The Company does not have any Level 1 or 2 financial instruments.

3.	Business Combination

The Company was organized for the purpose of acquiring citrus groves, and effective December 31, 2012, the Company purchased approximately 5,000 acres of citrus groves as well as equipment and other assets from several closely held entities under common control.

The acquisition has been accounted for in accordance with FASB ASC Topic 805, “Business Combinations” and, accordingly, the assets acquired and liabilities assumed are recorded at estimated fair values as determined by management based on information available.

The final allocation of the purchase price is as follows:

Restated
Citrus groves, machinery and equipment	$46,140,762
Citrus crop on trees	5,835,721
Investment in agricultural cooperatives	446,199
Other inventory	232,761
Term debt	(29,000,000)
Escrow payable	(5,199,040)
Contingent consideration arrangement	(6,000,000)
Capital lease payable	(32,759)
Gain on bargain purchase of a business	(1,485,799)
Cash paid	$10,937,845

The fair value of the identifiable assets acquired and liabilities assumed of $12,423,644 exceeded the net cash paid for the business of $10,937,845. As a result, the Company reassessed the recognition and measurement of identifiable assets acquired and liabilities assumed and concluded that the valuation procedures and resulting measures were appropriate. Accordingly, the acquisition has been accounted for as a bargain purchase and, as a result, the Company recognized a gain of $1,485,799 associated with the acquisition. The gain is included in the line item “Gain on bargain purchase of a business” in the 2013 consolidated statement of operations and is the result of the difference between the estimated fair market value of the citrus groves as determined by management and the purchase price. (Note 18)

4.	Cash Flow Information

The Company had non-cash investing and financing transactions as follows:

	Year Ended June 30, 2014	Period from October 19, 2012 (date of inception) through June 30, 2013
Contributed capital from members	$–	$22,467,846
Contribution of grove at formation of LLC	–	4,682,053
Equipment purchased under note	108,334	–
Total	$108,334	$27,149,899
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Supplemental cash flow disclosures are as follows:

	Year Ended June 30, 2014	Period from October 19, 2012 (date of inception) through June 30, 2013
Cash paid for interest	$1,601,280	$709,653
5.	Restricted Proceeds from Land Sales Held in Escrow

Under the terms of the loan agreement with Prudential Mortgage Capital Company, LLC (Prudential), the Company may deposit the proceeds from real estate sales into a pledge account for a period of up to 12 months which serves as replacement collateral. As of June 30, 2014, all the proceeds were released from restrictions, based on contract and distributed to Members.

6.	Property and Equipment

Property and equipment consist of the following:

June 30,	2014	2013
Citrus trees	$24,695,210	$25,109,120
Land	11,633,532	14,770,188
Equipment, irrigation and vehicles	5,192,700	5,011,065
Building and improvements	1,061,789	1,054,539
Office equipment and furniture	107,234	107,731
	42,690,465	46,052,643
Less: accumulated depreciation	3,289,639	1,505,271
Total	$39,400,826	$44,547,372

Depreciation expense totaled $1,825,040 and $1,613,995 for the year ended June 30, 2014 and the period from October 19, 2012 (date of inception) through June 30, 2013, respectively, of which $1,765,142 and $1,526,994, respectively, was capitalized in inventory. Certain land with a cost of $2,832,159 has been classified as held for sale since it was sold subsequent to year end. See Note 19.

7.	Loan Costs

Loan costs consist of the following:

June 30,	2014	2013
Loan costs	$431,108	$431,108
Less: accumulated amortization	(50,188)	(14,659)
Total	$380,920	$416,449

The loan costs are stated at cost and amortized using the straight-line method (which approximates the effective interest method) over the lives of the related loans. Amortization totaled $35,529 and $14,659 for the year ended June 30, 2014 and the period from October 19, 2012 (date of inception) through June 30, 2013, and has been capitalized in inventory.

A schedule of the estimated aggregate loan cost amortization for the next five succeeding fiscal years is as follows:

Year Ended June 30,
2015	$35,500
2016	35,500
2017	35,500
2018	29,400
2019	16,900
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8.	Investments in Agricultural Cooperatives

The Company has various investments in agricultural cooperatives which include per unit retains under base capital or revolving capital plans, patronage refunds and other allocated equities. The investments in agricultural cooperatives are as follows:

June 30,	2014	2013
Citrus Marketing Services	$297,485	$408,158
Waverly Growers Association	23,801	23,801
Dundee CGA	12,540	12,540
Other	–	1,700
Total	$333,826	$446,199
9.	Advance from Member

Advance from Member consists of a non-interest bearing advance from a member in relation to the purchase of the business. The advance was paid in its entirety during fiscal year 2014.

10.	Note Payable

The Company has entered into a revolving line of credit agreement in the amount of $6,000,000 with a bank. Interest on advances is adjusted quarterly and is based on the three-month London Interbank Offered Rate (LIBOR) plus 2.75% (2.98% at June 30, 2014) and is payable semi-annually beginning June 1, 2013. The agreement expires July 1, 2018 and is secured by certain real estate. Advances outstanding under the revolving note were $3,159,620 and $2,050,000 at June 30, 2014 and 2013.

11.	Term Debt and Capital Lease Obligation

Term debt and capital lease obligation consists of the following:

June 30,	2014	2013
Note payable to a financial institution in quarterly installments of $145,000 plus interest at 5.35% per annum. The note matures June , 2033. The note is secured by certain real property.	$13,775,000	$14,355,000
Note payable to a financial institution in quarterly installments of $145,000 plus interest at 5.35% per annum. The note matures June , 2033. The note is secured by certain real property.	13,775,000	14,355,000
Note payable to a financing corporation in semiannual installments of $18,056 including interest. The note matures December 1, 2016 and is secured by certain equipment.	90,278	–
Capital lease payable to a financing corporation in monthly installments of $1,800 including interest at 10.96%. The lease matures August , 2014 and is secured by certain equipment.	1,763	23,162
	27,642,041	28,733,162
Less: current maturities	1,197,874	1,276,389
Total	$26,444,167	$27,456,773

A schedule of maturities of the term debt and capital lease obligation is as follows:

Year Ended June 30,
2015	$1,197,874
2016	1,196,000
2017	1,178,000
2018	1,160,000
2019	1,160,000
Thereafter	21,750,167
Total	$27,642,041

Interest costs incurred amounted to approximately $1,633,700 and $840,000 for the period ending June 30, 2014 and during the period from October 19, 2012 (date of inception) through June 30, 2013.

The Company is required to meet certain financial ratios on various notes payable related to current assets and liabilities.

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12.	Income Taxes

The provision for income taxes consists of the following:

June 30,	2014	2013
Current income tax provision:
Federal	$–	$–
State	–	–
	–	–
Deferred income tax provision:
Federal	5,256,500	–
State	899,805	–
	6,156,305	–
Total	$6,156,305	$–

The tax effects of temporary differences that give rise to deferred tax assets and liabilities consists of the following:

June 30,	2014	2013
Deferred tax assets:
Accounts payable and accrued expenses	$240,617	$–
Net operating loss	2,345,060	–
Total deferred tax assets	2,585,677	–
Deferred tax liabilities:
Fruit Inventory, net of capitalized depreciation	1,420,497	–
Fruit and other receivables	1,805,020	–
Prepaid expenses	150,083	–
Depreciation	5,366,382	–
Total deferred tax liabilities	8,741,982	–
Net deferred tax liability	$(6,156,305)	$–

Deferred taxes are included in the accompanying balance sheet as follows:

June 30,	2014	2013
Deferred current tax liability	$(3,134,983)	$–
Deferred non-current tax liability	(3,021,322)	–
Total	$(6,156,305)	$–

The Company’s fiscal year end for tax purposes is September 30. As of June 30, 2014, management expects that approximately $6,200,000 of net operating loss carryforwards will be generated for federal and state tax purposes. The carryforwards, which may provide future tax benefits, expire in 2034. Since this is the initial year for the Company as a taxable corporation, there are no net operating loss carryforwards from prior years.

13.	Lease Arrangements and Rent Expense

Capital Lease

The Company leases certain equipment under a non-cancellable capital lease. The equipment under the lease is included in the accompanying consolidated balance sheets as follows:

June 30,	2014	2013
Equipment, irrigation and vehicles	$147,101	$147,101
Accumulated depreciation	(26,969)	(12,258)
Total	$120,132	$134,843

Future minimum lease payments under the capital lease are included in the schedule of maturities of term debt (Note 11).

Operating Leases

The Company leases certain equipment under non-cancellable operating leases. The leases have original terms of 12 to 48 months. The leases provide for monthly rent payments and include various purchase options at the end of the lease terms. Rent expense totaled approximately $200,000 and $49,000 for the year ended June 30, 2014 and the period from October 19, 2012 (date of inception) through June 30, 2013, respectively, for these non-cancellable operating leases, of which $194,518 and $29,157, respectively, has been capitalized in inventory.

Future minimum payments under the leases are as follows:

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2015	$212,150
2016	198,649
2017	167,639
Total	$578,438
14.	Retirement Plan

During 2013, the Company adopted a trusteed qualified 401(k) plan for all eligible full-time employees. The Plan permits employees to make contributions up to the maximum limits allowed by the Internal Revenue Code. The Plan provides for mandatory safe-harbor matching contribution.

The Company’s provision for matching contributions was approximately $44,000 and $12,000, for the year ended June 30, 2014 and during the period from October 19, 2012 (date of inception) through June 30, 2013, respectively.

15.	Equity-Based Compensation

The Company issued units valued at approximately $1,389,000, equal to 5% of total member contributions on a fully diluted basis, in exchange for future services of one member and will vest ratably over a two-year period that ends December 31, 2014. The pro rata amounts of $694,658 and $347,329 have been included in the general and administrative expenses in the statements of operations for the year ended June 30, 2014 and the period from October 19, 2013 (date of inception) to June 30, 2013, respectively. The remaining balance of $347,329 will be recognized during the fiscal year ended June 30, 2015. Upon employment termination of the member without cause, the unvested portion becomes fully vested. If the member terminates employment, there is an option, as defined, to purchase a significant portion of income- producing citrus groves that could impact the results of operations.

16.	Major Customer

Sales to one major customer aggregated 91% and 86%, of the Company’s revenues for the year ended June 30, 2014 and the period from October 19, 2012 (date of inception) through June 30, 2013, respectively, and outstanding receivables for this major customer as of June 30, 2014 aggregated to 88%. There was no receivable from this customer as of June 30, 2013. Management believes that there is a market for its fruit with other processors if there is a termination of the current purchase and supply agreement with this major customer.

17.	Commitments and Contingencies

The Company is exposed to various asserted and unasserted potential claims encountered in the normal course of business. In the opinion of management, the resolution of these matters will not have a material effect on the Company’s financial position or the results of the operations of the Company.

18.	Restatement

The Company’s financial statements as of June 30, 2013 contained the following errors: (1) overstatement of purchased fruit by $2,794,201 and (2) overstatement of gain on bargain purchase of a business by $2,794,201. Had the errors not been made, gross profit for 2013 would have been increased by $2,794,201 and total other income, net would have been decreased by $2,794,201. There was no effect on total net income for 2013.

19.	Subsequent Events

The Company has evaluated events and transactions occurring subsequent to June 30, 2014 as of December 1, 2013, which is the date the financial statements were available to be issued. Subsequent events occurring after December 1, 2014 have not been evaluated by management. No material events have occurred since June 30, 2014 that require recognition or disclosure in the financial statements, except as follows:

Additional land was sold on July 21, 2014, resulting in net proceeds of approximately $5,800,000 and a gain of approximately $2,900,000. Certain lots of land were also purchased on September 4, 2014 for approximately $17,200,000. The funds for the land purchased were obtained through a loan from Prudential amounting to approximately $11,110,000 and the proceeds from the sale of land. The loan is structured in two notes (E and F) both for $5,500,000. Note E will bear interest at a rate of 3.85% and will be payable in quarterly principal installments of $55,000 plus interest with a balloon payment of $4,109,174, including interest. Note E matures on September 1, 2021. Note F will bear interest at a rate of 3.45% and will be

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payable in quarterly principal installments of $55,000 plus interest with a balloon payment of $110,949, including interest. Note F matures on September 1, 2039.

In October 2014, the Company signed a letter of intent to enter into a purchase agreement and plan of merger with a publicly traded company. Substantially all of the proceeds will be paid with stock of the acquiring company. This transaction is expected to be completed during fiscal year end 2015.

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